Exhibit 10.55

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement, dated as of December 21, 2005 (this “Amendment”), is executed and delivered by BEARINGPOINT, INC., a Delaware corporation (“BearingPoint”), BEARINGPOINT, LLC, a Delaware limited liability company (“BE LLC” and, together with BearingPoint, “Borrowers” and each individually, a “Borrower”), the Guarantors party hereto, the Lenders (as such term is defined below) and UBS AG, Stamford Branch, as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, Borrowers, the financial institutions party thereto as lenders (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement, dated as of July 19, 2005 (as such agreement may be amended, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, Borrowers, Administrative Agent and Lenders are each desirous of entering into an amendment to the Credit Agreement as and to the extent set forth in this Amendment and subject to the terms and conditions set forth herein; and

WHEREAS, this document shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment;

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Except to the extent otherwise specified herein, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Credit Agreement.

2. Amendments.

2.1. Cash Collateral Covenant. The following is inserted as a new Section 2.19 to the Credit Agreement:

“SECTION 2.19 Cash Collateral Covenant.

(a) Until such time as each of the conditions set forth in Section 2.19(b) shall have been satisfied, Borrowers shall deposit and, as of each day, maintain in the LC Collateral Account (or such other account as the Administrative shall designate) an amount in cash equal to 105% of the Revolving Exposure as of such date plus any accrued and unpaid interest and Fees thereon. Such cash deposits shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations of Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the risk and expense of

Borrowers, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account.

(b) The requirement to deposit and maintain cash collateral under Section 2.19(a) shall terminate, and all cash collateral then held by the Administrative Agent under Section 2.19(a) (but not any cash collateral held under any other Section of this Agreement) shall be released to Borrowers upon the satisfaction of each of the following conditions precedent:

(i) the Satisfactory Public Filings shall have been made;

(ii) the Satisfactory Collateral Systems shall have been implemented;

(iii) the completion of a collateral field exam in scope and with results reasonably satisfactory in form and substance to the Administrative Agent and Collateral Agent and which permits the Administrative Agent and Collateral Agent to reconcile the most recently delivered Borrowing Base Certificate to the Borrowers’ general ledger;

(iv) the delivery of monthly financial statements required under Section 5.01(c)(iv) for at least one month;

(v) no Default or Event of Default shall have occurred and be continuing on the date that such cash collateral is to be released or would occur as a result of the release of such cash collateral; and

(vi) Borrowing Availability (which, for purposes of clarification, shall be determined without giving effect to any cash collateral that is then held by the Administrative Agent) on the date that such cash collateral is to be released shall be at least $15.0 million.”

2.2. Conditions to All Credit Extensions. Section 4.02 of the Credit Agreement is amended by inserting the following as a new paragraph (f):

“(f) Cash Collateral. So long as Borrowers are required to maintain cash collateral under Section 2.19, the amount of cash collateral so then held by the Administrative Agent shall be equal to at least the minimum amount required under such Section after giving effect to such Credit Extension.”

2.3. Annual Reports. Section 5.01(a) of the Credit Agreement is amended by deleting the words “Beginning with fiscal year 2005, within 90 days after the end of each fiscal year (but no later than the date on which BearingPoint is required to file a Form 10-K under the Exchange Act)” and replacing them with the words:

“With respect to fiscal year 2005, not later than May 31, 2006, and beginning with fiscal year 2006, within 90 days after the end of each fiscal year (but no later than the date on which BearingPoint is required (or, if not subject to Sections 13 and 15(d) of the Exchange Act, would be required) to file a Form 10-K under the Exchange Act)”

2.4. Quarterly Reports. Section 5.01(b) of the Credit Agreement is amended by deleting the words “Beginning with the fiscal quarter ending March 31, 2006, within 45 days after the end of each of the first three fiscal quarters of each fiscal year (but no later than the date on which BearingPoint is required to file a Form 10-Q under the Exchange Act),” and replacing them with the words:

“With respect to the fiscal quarter ending March 31, 2006, not later than June 30, 2006, and beginning with the fiscal quarter ending June 30, 2006, within 45 days after the end of each of the fiscal quarters of each fiscal year other than the fourth fiscal quarter (but no later than the date on which BearingPoint is required (or, if not subject to Sections 13 and 15(d) of the Exchange Act, would be required) to file a Form 10-Q under the Exchange Act),”

2.5. Weekly and Monthly Reports.

(a) Section 5.01(c)(iii) of the Credit Agreement is amended by deleting the words “December 2005” and replacing them with the words “February 2006”.

(b) Section 5.01(c)(iv) of the Credit Agreement is amended by deleting the words “January 2006 and February 2006” and replacing them with the words “March 2006 and April 2006”.

2.6. Budgets. Section 5.01(h) of the Credit Agreement is amended by deleting the words “(or in the case of fiscal year 2006, not later than January 15, 2006,” and replacing them with the words:

“(or in the case of fiscal year 2006, not later than January 31, 2006)”.

2.7. SEC Filings and Satisfactory Collateral Systems. Section 5.01(j) of the Credit Agreement is amended and restated in its entirety as follows:

“(j) SEC Filings and Satisfactory Collateral Systems.

(i) On or before December 31, 2005, BearingPoint shall deliver to the Administrative Agent a draft of its Form 10-K under the Exchange Act for the fiscal year ended December 31, 2004. On or before January 31, 2006, BearingPoint shall file with the Securities and Exchange Commission its Form 10-K under the Exchange Act for the fiscal year ended December 31, 2004;

(ii) On or before March 31, 2006, BearingPoint shall file with the Securities and Exchange Commission its Forms 10-Q under the Exchange Act for the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

(iii) On or before May 31, 2006, BearingPoint shall file with the Securities and Exchange Commission its Form 10-K under the Exchange Act for the fiscal year ended December 31, 2005;

(iv) On or before June 30, 2006, BearingPoint shall file with the Securities and Exchange Commission its Form 10-Q under the Exchange Act for the fiscal quarter ended March 31, 2006;

(v) On or before March 31, 2006, Borrowers shall have implemented Satisfactory Collateral Systems;”

2.8. Indebtedness. Section 6.01(f)(vi) of the Credit Agreement is amended and restated in its entirety as follows:

“(vi) Indebtedness incurred at any time during the year 2006 by a Foreign Subsidiary which is owed to any Loan Party in an aggregate principal amount not to exceed the amount equal to (x) $25.0 million, less (y) the amount of equity Investments made by the Loan Parties in Foreign Subsidiaries pursuant to Section 6.04(q)(iii) during such year; provided, that, with respect to each such incurrence of Indebtedness, the Consolidated Fixed Charge Coverage Ratio for the twelve month period ended as of the most recent month for which financial information is required to have been delivered under Section 5.01(c)(iv) shall be greater than 1.25 to 1.0 as to any such incurrence prior to September 1, 2006, and greater than 1.50 to 1.0 as to any such incurrence on or after September 1, 2006 (in each case, such calculation of the Consolidated Fixed Charge Coverage Ratio to be certified by delivery of an Officer’s Certificate to the Administrative Agent with such accompanying detail as to such calculation as the Administrative Agent shall reasonably request), provided, however, that, if the then applicable minimum Consolidated Fixed Charge Coverage Ratio is not attained or Borrowers have not delivered the financial information set forth in Section 5.01(c)(iv) as at and for the period ended as of the most recent month end, Foreign Subsidiaries may incur Indebtedness pursuant to this clause (vi) in an aggregate principal amount not to exceed (x) $15.0 million less (y) the amount of equity Investments made by the Loan Parties in Foreign Subsidiaries pursuant to Section 6.04(q)(iii) during such year, provided, further, that (x) any securities or other instruments evidencing any Indebtedness incurred pursuant to this clause (vi) are pledged in accordance with Section 5.10 and (y) no Default exists at the time any Indebtedness is incurred pursuant to this clause (vi) or would result therefrom”.

2.9. Investments, Loans and Advances. Section 6.04(q)(iii) of the Credit Agreement is amended and restated in its entirety as follows:

“(iii) equity Investments by Loan Parties in Foreign Subsidiaries at any time during the year 2006 not to exceed the amount equal to (x) $25.0 million, less (y) the amount of Indebtedness which is incurred by Foreign Subsidiaries from the Loan Parties pursuant to Section 6.01(f)(vi) during such year; provided, that, with respect to each such equity Investment, the Consolidated Fixed Charge Coverage

Ratio for the twelve month period ended as of the most recent month for which financial information is required to have been delivered under Section 5.01(c)(iv) shall be greater than 1.25 to 1.0 as to any such equity Investment prior to September 1, 2006, and greater than 1.50 to 1.0 as to any such equity Investment on or after September 1, 2006 (in each case, such calculation of the Consolidated Fixed Charge Coverage Ratio to be certified by delivery of an Officer’s Certificate to the Administrative Agent with such accompanying detail as to such calculation as the Administrative Agent shall reasonably request), provided, however, that, if the then applicable Consolidated Fixed Charge Coverage Ratio is not attained or Borrowers have not delivered the financial information set forth in Section 5.01(c)(iv) as at and for the period ended as of the most recent month end, the Loan Parties may make equity Investments in Foreign Subsidiaries pursuant to this clause (iii) in an amount not to exceed (x) $15.0 million less (y) the amount of Indebtedness which is incurred by Foreign Subsidiaries from the Loan Parties pursuant to Section 6.01(f)(vi) during such year; provided, further, that no Default exists at the time any equity Investment is made pursuant to this clause (iii) or would result therefrom”.

2.10. Financial Covenants. Section 6.08(e) of the Credit Agreement is amended by inserting the following sentence at the end thereof:

“Notwithstanding the provisions of this Section 6.08(e), for so long as Borrowers are required to provide cash collateral in accordance with Section 2.19 and so long as Borrowers provide at least the minimum amount of cash collateral required under such Section, the financial covenants set forth in Sections 6.08(b) and (c) shall not be tested.”

2.11. Litigation Settlements. Section 6.17 of the Credit Agreement is amended and restated in its entirety as follows:

“Litigation Settlements. Settle any civil litigation brought against any of the Loan Parties if the settlement amount to be paid by the Loan Parties would exceed, either individually or in the aggregate with all other civil litigation settlement payments made by the Loan Parties (a) during the 12-month period following the Closing Date, $55.0 million and (b) during any period of 12 consecutive months thereafter, $15.0 million, in each case, net of any insurance proceeds.”

3. Representations and Warranties. To induce the Administrative Agent and Lenders to enter into this Amendment, Borrowers hereby, jointly and severally, represent and warrant that:

3.1. The execution, delivery and performance by each Borrower and each other Loan Party of this Amendment and the performance by each Borrower and each other Loan Party of its obligations under the Credit Agreement, as amended hereby, and under the other Loan Documents (i) are within its corporate or limited liability company power, as the case may be; (ii) have been duly authorized by all necessary corporate or limited liability company action, as the case may be; (iii) are not in contravention of any provision of its certificate or articles of incorporation, certificate of formation, by-laws, operating agreement or other organizational documents and (iv) do not conflict with, result in the breach of, constitute a default under, or result in the creation of any Lien under, any contract, agreement, indenture, mortgage, deed of trust, lease or other instrument, document or arrangement binding on or affecting any Borrower or Loan Party or any of their respective properties.

3.2. This Amendment has been duly executed and delivered by each Borrower and each other Loan Party.

3.3. The Credit Agreement, as amended hereby, and each other Loan Document constitutes a legal, valid and binding obligation of each Borrower and each other Loan Party, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4. Conditions Precedent to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent in a manner acceptable to Administrative Agent:

4.1. Administrative Agent’s receipt of counterparts of this Amendment, duly executed by Borrowers, each of the other Loan Parties, the Administrative Agent and Required Lenders.

4.2. No Default or Event of Default shall have occurred and be continuing or would result from the effectiveness of this Amendment.

4.3. Borrowers shall have deposited with the Administrative Agent the amount of cash collateral required to be provided under Section 2.19 of the Credit Agreement.

4.4. Borrowers shall have paid to the Administrative Agent a nonrefundable amendment fee for the ratable account of those Lenders who consent to this Amendment, evidenced by their timely delivery to the Administrative Agent of an executed counterpart signature page hereto, in an amount equal to one-eighth of one percent (i.e., 0.00125%) of the aggregate Commitments of such consenting Lenders.

5. No Other Amendments; Reaffirmation of Credit Agreement and Loan Documents.

5.1. Except as expressly provided herein, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which the Administrative Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended, restated, modified or supplemented from time to time.

5.2. Each Loan Party hereby reaffirms that (a) the Credit Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, and (b) the Security Documents to which such Loan Party is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations.

6. Release. Each of the Loan Parties hereby waives, releases, remises and forever discharges the Administrative Agent, the Lenders and each other Indemnitee from any and all actions, causes of action, suits or other claims of any kind or character, known or unknown, which any Loan Party ever had, now has or might hereafter have against the Administrative Agent, any Lender or any other Indemnitee which relate, directly or indirectly, to any acts or omissions of the Administrative Agent, any Lender or any other Indemnitee on or prior to the date hereof.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be as effective as delivery of a manually executed counterpart signature page to this Amendment.

8. Costs and Expenses. As provided in Section 11.03 of the Credit Agreement, Borrowers shall pay the fees, costs and expenses incurred by Administrative Agent in connection with the preparation, execution and delivery of this Amendment (including, without limitation, reasonable attorneys’ fees).

9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NEW YORK.

10. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

BORROWERS:

BEARINGPOINT, INC.

By:	/s/ Patrick H. Kinzler
Name:	Patrick H. Kinzler
Title:	Treasurer

BEARINGPOINT, LLC

By: BEARINGPOINT, INC., as managing member

By:	/s/ Patrick H. Kinzler
Name:	Patrick H. Kinzler
Title:	Treasurer

GUARANTORS:

BEARINGPOINT AMERICAS, INC.
BEARINGPOINT GLOBAL, INC.
BEARINGPOINT GLOBAL OPERATIONS, INC.
BEARINGPOINT GUAM L.L.C.
BEARINGPOINT INTERNATIONAL I, INC.
BEARINGPOINT USA, INC.
METRIUS, INC.
OAD ACQUISITION CORP.
OAD GROUP, INC.
PEATMARWICK, INC.
SOFTLINE ACQUISITION CORP.
SOFTLINE CONSULTING & INTEGRATORS, INC.

By:	/s/ Patrick H. Kinzler
Name:	Patrick H. Kinzler
Title:	Treasurer

FIRST AMENDMENT TO BEARINGPOINT CREDIT AGREEMENT

GUARANTORS:

BEARINGPOINT ENTERPRISE HOLDINGS, LLC
BEARINGPOINT ISRAEL, LLC
BEARINGPOINT RUSSIA, LLC
BEARINGPOINT SOUTH PACIFIC, LLC
BEARINGPOINT SOUTHEAST ASIA, LLC
BEARINGPOINT TECHNOLOGY PROCUREMENT SERVICES, LLC
i2 MID ATLANTIC LLC
i2 NORTHWEST LLC
PELOTON HOLDINGS, L.L.C.

By: BEARINGPOINT, LLC, as managing member
By: BEARINGPOINT, INC., as managing member

By:	/s/ Patrick H. Kinzler
Name:	Patrick H. Kinzler
Title:	Treasurer

BEARINGPOINT BG, LLC

By: BEARINGPOINT GLOBAL OPERATIONS, INC., as managing member

By:	/s/ Patrick H. Kinzler
Name:	Patrick H. Kinzler
Title:	Treasurer

BEARINGPOINT PUERTO RICO, LLC

By: BEARINGPOINT AMERICAS, INC., as managing member

By:	/s/ Patrick H. Kinzler
Name:	Patrick H. Kinzler
Title:	Treasurer

FIRST AMENDMENT TO BEARINGPOINT CREDIT AGREEMENT

UBS AG, STAMFORD BRANCH,
as Administrative Agent and an Issuing Bank

By:	/s/ Joselin Fernandes
Name:	Joselin Fernandes
Title:	Associate Director Banking Products Services, US

By:	/s/ Sailoz Sikka
Name:	Sailoz Sikka
Title:	Associate Director Banking Products Services, US

UBS LOAN FINANCE LLC,
as Swingline Lender and a Revolving Lender

By:	/s/ Joselin Fernandes
Name:	Joselin Fernandes
Title:	Associate Director Banking Products Services, US

By:	/s/ Sailoz Sikka
Name:	Sailoz Sikka
Title:	Associate Director Banking Products Services, US

FIRST AMENDMENT TO BEARINGPOINT CREDIT AGREEMENT

GENERAL ELECTRIC CAPITAL CORPORATION, as a Revolving Lender

By:	/s/ David T. Montague
Name:	David T. Montague
Title:	Duly Authorized Signatory

FIRST AMENDMENT TO BEARINGPOINT CREDIT AGREEMENT

WELLS FARGO FOOTHILL, LLC, as a Revolving Lender and an Issuing Bank

By:	/s/ Patrick McCormack
Name:	Patrick McCormack
Title:	Assistant Vice President

FIRST AMENDMENT TO BEARINGPOINT CREDIT AGREEMENT

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as a Revolving Lender

By:	/s/ Andrew C. Sepe
Name:	Andrew C. Sepe
Title:	Vice President

FIRST AMENDMENT TO BEARINGPOINT CREDIT AGREEMENT

MORGAN STANLEY SENIOR FUNDING, INC., as a Revolving Lender

By:	/s/ Eugene F. Martin
Name:	Eugene F. Martin
Title:	Vice President

FIRST AMENDMENT TO BEARINGPOINT CREDIT AGREEMENT